Exhibit 10.1

Bemax Inc. enters into an Agreement with CIM Securities to raise up to $3,000,000 in Funding

Bemax Inc. (“Company”) currently trades under the OTC Pink Sheets symbol “BMXC” has entered into an engagement agreement with CIM Securities, LLC to raise up to $3,000,000 in Three Year (36 months) Convertible Promissory Notes with an 8% Annual accrued interest rate offering open to accredited investors. The Notes are convertible at the following: i) an $18,000,000 fully diluted common shares outstanding Hard Ceiling Market Capitalization, or ii) a $6,000,000 fully diluted common shares outstanding Hard Floor Market Capitalization, or iii) at a 30% Discount off the fully diluted market capitalization prior days closing bid price if the conversion price is between the Hard Ceiling and Hard Floor. The market capitalization will be based on the prior quarters report fully diluted number of shares outstanding stated on such report.

Bemax exports and distribute its own brands of private label household disposable diapers and women’s hygienic sanitary products across North America and to the global emerging markets. We are actively pursuing opportunities in the rapidly growing global consumer staples and household products Industries.

The Offering:

Bemax, Inc., is offering on a “best efforts” basis through CIM Securities, LLC, a FINRA member broker-dealer as the Managing Placement Agent and the Officers and Directors of the Company solely to verified accredited investors under Section 4(a)(2) and Rule 506(c) of Regulation D promulgated under the Securities Act of 1933, as amended up to $3,000,000 in Thirty-Six Months 8% Annual Accrrued Interest Promissory Notes (“Notes”) Convertible Into Shares of Common Stock, par value $0.0001 per share. The Notes are convertible at i) a $18mm Hard Ceiling Market Capitalization, or ii) at a $6mm Hard Floor Market Capitalization or iii) at a 30% Discount off the prior days closing bid price on the Day of Conversion if the Conversion price lands between the Hard Ceiling and the Hard Floor. The Market Capitalization is to be determined by reviewing the Company’s prior quarters report fully diluted number of shares outstanding stated on such report at the time of the conversion. The Offering will terminate on the earliest of: (a) the date the Company, in its discretion, elects to terminate, (b) the date upon which all Shares have been sold, subject to an increase in the size of the Offering or (c) February 29, 2024, unless extended by the Company for up to an additional Ninety (90) days up to May 31, 2024. An Investment into these Securities is illiquid and highly risky, an investor must be willing to bear the entire loss of principal and be willing to hold these securities for an indefinite period of time.

About CIM Securities:

CIM Securities is an independent investment bank that serves micro-cap and small-cap companies by providing capital raising solutions and merger and acquisition services for companies seeking growth capital.

CIM Securities offers private placement transactions where shares of or other investments in a particular company are purchased directly from the issuers.

Forward-Looking Statements Disclosure:

This press release may contain "forward-looking statements" within the meaning of the federal securities laws. In this context, forward-looking statements may address the Company's expected future business and financial performance, and often contain words such as "anticipates," "beliefs," "estimates," "expects," "intends," " plans," "seeks," "will," and other terms with similar meaning. These forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes that the assumptions upon which its forward-looking statements based are reasonable, it can provide no assurances that these assumptions will prove to be correct. All forward-looking statements in this press release are expressly qualified by such cautionary statements, risk, and uncertainties, and by reference to the underlying assumptions.

Please visit our SEC filings or Company's website for more information on the full results and management's plan.

Contact:

Email: admin@bemaxinc.com
website: www.bemaxinc.com